EXHIBIT 99.1


                              EMPLOYMENT AGREEMENT
                              --------------------

           Made and entered into this 2th day of September 2009.

Between: FutureIT Inc. (or it's subsidiary), a company duly registered and incorporated under the laws of the United State of America , with principal offices at 4 Ha'melacha Street P.O.B 1301, Lod 71520 (hereinafter the "Company");
                                                              On the first part;

And: Mr. Osher Houshmand, Israeli ID No of 036051639, 28 Abarbanel St. rishon lezion, (hereinafter the "Employee").
                                                              On the second part

Whereas, the Company is engaged in the development, marketing, sale and support of software products that provide easy-to-use comprehensive database management and monitoring solutions for small/ medium sized enterprises, or SMEs, and larger enterprises, running different applications in a Microsoft Structured Query Language, or SQL Server, environment, versions 2000,2005 and 2008, supporting all editions as well as Microsoft SQL Server Desktop Engine, or MSDE, and SQL Express.

Whereas, the Employee has the experience, know-how and qualifications to serve as a CFO of the Company (hereinafter "CFO"); and

Whereas, the Company has offered that the Employee undertakes employment with the Company as its CFO and the Employee agrees to be employed as such, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, it is agreed by the parties as follows:

1. Preamble
   --------

     The Preamble to this Agreement forms an integral part thereof.

2. Employment
   ----------

The Company hereby employs the Employee, and the Employee hereby agrees to serve as the Company's CFO. The Employee shall perform the duties, undertake the responsibilities, and exercise the authority customarily performed, undertaken, and exercised

     2.1 Excluding periods of vacation and sick leave to which the Employee is entitled hereunder, the Employee agrees to devote total attention, full time, at his working hours, to the business and affairs of the Company as required to discharge the responsibilities assigned to the Employee hereunder. The Employee's duties shall be in the nature of management


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          duties that demand a special level of loyalty,  and  accordingly,  the
          Law of Work Hours and Rest - 1951 shall not apply to this Agreement. During the term of this Agreement the Employee shall not be engaged in any other employment, nor engage in any other business activities for any other person, firm or company without the prior written consent of the Company.

     2.2  The Employee shall report to the C.E.O of the Company.

     2.3 The Employee warrants that in view of his position, his agreement with the Company is a personal agreement and this Agreement will accordingly not be governed by any collective agreement and/or various extension orders, unless expressly provided otherwise herein.

     2.4 The term of employment under this Agreement shall commence on 2/9/09 (the "Effective Date").

3.   Salary and Other Payments
     -------------------------

     3.1  Base Salary
          -----------

          3.1.1 The Company shall pay the Employee a monthly base salary of 13,000 NIS (hereinafter the "Base Salary") gross, payable each month not later than the Ninth day of each month. At January 2010, the salary will raise to 14,000 NIS per month..


          3.1.2 The Base Salary specified above includes remuneration for working overtime and on days of rest, and the Employee shall not be entitled to any further remuneration or payment whatsoever other than the Base Salary, unless expressly specified in this Agreement. The Employee acknowledges that the Salary to which he is entitled pursuant to this Agreement constitutes due consideration for him working overtime and on the weekly rest or holidays.


4.   Employee Benefits
     -----------------

     The Employee shall be entitled to the following benefits:

     (i) Manager's Insurance. At the end of each month during the employment of the employee hereunder, the Company will pay to an insurance company of the Employee's choice as premium for manager's insurance for the Employee, an amount equal to 13.3% of the Base Salary together with up to 2.5% of the Base Salary for disability, and will deduct from each payment of the Base Salary and pay to such insurance company an amount equal to 5% of the Base Salary, which shall constitute the Employee's contribution to such premium.


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     (ii)     Keren Hishtalmut Fund. After 4 month from the Effective date, at the end of each month during the employment of the Employee hereunder, the Company will pay an amount equal to 7.5% (seven and one-half percent) of the Base Salary to a Keren Hishtalmut Fund designated by the Employee (the "Fund") ("the Company's Payment to the Fund"), and will deduct from each payment of the Base Salary and pay to such Fund an amount equal to 2.5% of the Base Salary, which shall constitute the Employee's contribution to such Fund, provided, however, that the Company's Payment to the Fund shall not exceeds the maximum deductible amount permitted pursuant to the applicable law.

     (iii) Sick Leave. The Employee shall be entitled to fully paid sick leave pursuant to the Sick Pay-Law - 1976.

     (iv) Vacation. The Employee shall be entitled to an annual vacation pursuant to the law but not less then 16 days a year after pre coordination and receiving the Company's consent to the predicted date for vacation..

     (v) Dmey Havra'a The Employee shall be entitled to Dmey Havra'a as provided in a Collective Bargaining Agreement to which the General Labor Union of the Workers in Israel is a party regarding the payment of Dmey Havra'a that is in force and effect.

     (vi) Automobile During the term of this Agreement the Company shall, provide the Employee with a car, group 2 .

              The Company shall pay all costs associated with the operation and maintenance of the car, whether fixed or variable, including, fuel.

              For the avoidance of doubt, it is hereby emphasized that the Company shall not be obliged to pay any fines related to the use of the Employee's automobile. Additionally, expenses related to damages from accident, theft, etc. including insurance deductibles and vehicle repair expenses are the sole responsibility of the Employee.

              The employee is responsible for cleaning the car, taking it for tests, parking tickets, and filling in work forms for anyone who the car is transferred to.

              The employee must report all accidents he/she is involved in as part of the insurance policy. The employee must fill in an accident report in any incident.

1.1.1. In the work framework, the employee will receive a car (from hereon "the car") and from thereafter the employee will be personally liable for all infringements incurred during his/her tenure at the company. The employee is personally responsible for all expenses incurred from accidents, fines, reports etc. as a result of any offences caused by the car or usage of the car including driving offenses and fines according to court judgments, reports that fall on the


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


     car and/or driver and/or company under auspices of the owners or car rental firm (in the case of a rented car).

1.1.2 The employee is responsible for cleaning the car, taking it for tests, parking tickets, and filling in work forms for anyone who the car is transferred to.

1.1.3 T employee is responsible for any damage caused to the car and/or for expenses not covered by the policy, unless the insurer waives expenses and/or a counter claim. The employee must be aware that failure to report an incident can cause loss of coverage.

1.1.4 The employee is aware that he/she pays taxes on the car according to the law.

1.1.5 The employee declares that h/she maintains a valid drivers license and will undertake to drive according to the law and maintain safety procedures required.

1.1.6 The employee must report all accidents he/she is involved in as part of the insurance policy. The employee must fill in an accident report in any incident.


     (vii) Cellular Telephone During the term of this Agreement, the Company shall provide the Employee with a cellular telephone. The Company will provide the Employee with a monthly allowance of which the Company is obligated to pay in cellular telephone expenses. Any expenses incurred on the Employee's account beyond the Company's monthly allowance are the sole responsibility of the Employee. (The monthly allowance for using the phone in Israel and out of Israel is 250 NIS and for using the phone abroad is 500 NIS).


5.   Termination
     -----------

     (a) Resignation. The Employee shall not resign from his position at the Company without giving a prior written notice (the "Prior Notice") to the Company at least 30 days prior to the date on which the Employee plans to leave the employ of the Company.

     (b) Cause. The Company may terminate the Employee's employment for Cause. Termination for "Cause" shall be limited to: (i) conviction of the Employee of a felony which in the Company's view is injurious to the Company, or a crime constituting an act of moral turpitude; (ii) Employee's embezzlement of funds of the Company; (iii) Employee's willful disregard of lawful and proper instructions of the officers of the company with respect to Employee's duties to the Company following a notice stating the nature of such officers instruction; (iv) any willful breach by the Employee of his fiduciary duties as an officer of the Company pursuant to court decision.


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     (c)  Without  Cause.  The Company may terminate the  Employee's  employment without cause, provided, however that the Employee is given a 30 days written notice

6.   Confidentiality; Proprietary Rights
     -----------------------------------

     (a) Confidentiality. Employee recognizes and acknowledges that the systems (including specifications, programs and documentation), the methods and data, and the developments, designs, inventions, improvements, trade secrets and works of authorship, which the Company, or any employee thereof, owns, plans or develops (whether for its own use or for use by its clients) are confidential and are the property of the Company. All of these materials and information will be referred to below as "Proprietary Information".

          The Employee further recognizes and acknowledges that any discoveries, developments, designs, inventions and improvements, directly or indirectly related to the business of the Company or its clients
          ("Creations") made or acquired by him and whether or not made or acquired by him in business hours or at the premises of the Company and whether or not made or acquired with the assistance of material supplied by the Company and whether or not made or acquired with the assistance of material supplied by the Company and whether or not the Employee shall have been requested by the Company to make or acquire such Creations shall belong to the Company.

          Upon request, the Employee will execute any instrument required to vest in the Company complete title and ownership to such Creations, and will at the request and expense of the Company execute any necessary instrument to obtain legal protection in Israel and foreign countries for such Creation and for the purposes of vesting title thereto in the Company, all without any additional compensation of any kind to the Employee.

     (b) Non-Disclosure. Employee agrees that, except as directed by the Company, he will not, during the term of this Agreement and for an unlimited period of time thereafter disclose to any person or use, directly or indirectly for Employee's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or be derived from Proprietary Information.

          The Employee shall not disclose the terms of this Agreement to any person or entity within or outside the Company, except as may be required by law.


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7.   Competitive Activity
     --------------------

     The Employee undertakes not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise) at any time, during and for 2 years following the Commencement Date, to engage in any work or activity that is competitive with the Company's activities or products actively marketed or under active development by the Company, nor to solicit any employee of the Company to resign from or otherwise leave the employment of the Company.

     As defined in this Article 8, the term "Commencement Date" shall mean the date in which the Employee terminated his employment with the Company, or the date in which the Employee ceases to be, directly or indirectly (including holdings by a Family Member), an Interested Party at the Company, whichever comes later. For the purpose of this Article 8 the terms "Interested Party" and "Family Member" shall have the same meanings as such terms are defined in Section 1 of the Israeli Securities Law, 1968.

8.   Notice
     ------

     For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof, except that notice of change of address shall be effective only upon receipt.

     The initial addresses of the parties for purposes of this Agreement shall be as follows:

     The Company:   4 Ha'melacha Street P.O.B 1301, Lod 71520, Israel

     The Employee:  21 Waitzman St. Nahariya Israel

9.   Miscellaneous
     -------------

     9.1 No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company.

     9.2 No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     9.3 No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.


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10.  Governing Law
     -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

11.  Entire Agreement
     ----------------

     This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

12.  Headings
     --------

     The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.



IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.





The Company


By:   Shmuel Bachar                      /s/ Osher Houshmand
      -------------                      -------------------
Name: /s/ Shmuel Bachar                  The Employee
Title: Chairman & CEO



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